Exhibit 32
Certifications Pursuant to 18 U.S.C. Section 1350
In connection with the Quarterly Report of Civitas Solutions, Inc. (the “Company”) on Form 10-Q for the period ended December 31, 2017 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned hereby certifies pursuant to 18 U.S.C. Section 1350 that, to his knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: February 8, 2018	/s/ Bruce F. Nardella
Bruce F. Nardella President and Chief Executive Officer

Date: February 8, 2018	/s/ Denis M. Holler
Denis M. Holler Chief Financial Officer